Exhibit 99.1

NASDAQ: EPMD	For Further Information Contact:
STATUS: IMMEDIATE RELEASE	David I. Bruce, President and CEO
(856) 753-8533

EP MEDSYSTEMS ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

WEST BERLIN, NJ – April 9, 2007—EP MedSystems, Inc. (NASDAQ: EPMD), today announced that Matthew C. Hill resigned as the Company’s Vice President and Chief Financial Officer. Mr. Hill is leaving to pursue other opportunities and intends to stay several weeks for a transition period and preparation of the Company’s first quarter 10-Q.

The Company has named James J. Caruso as interim Chief Financial Officer. Mr. Caruso was EP MedSystems’ CFO from 1995 to 1999 and managed the Company’s IPO in 1996. He has been CFO of Hitronics Designs, Inc, a medical device design and OEM manufacturer of implantable devices that was acquired by Advanced Neuromodulation Systems, which was subsequently acquired by St. Jude Medical, Inc. in 2005. In addition, Mr. Caruso was in public accounting with Touche Ross for 5 years, where he served numerous public company clients and was subsequently CFO of an electronics manufacturing company for 6 years. He is a CPA and holds a BS degree in accounting from Rutgers and an MBA from Fordham University.

David I. Bruce, EP MedSystems’ President and CEO stated, “Matt Hill established and managed solid financial systems during his tenure and in his recently added role of VP operations, helped strengthen our operating systems. He leaves a strong team in place and we appreciate Matt’s many contributions over the last 5 years and wish him well.”

Mr. Bruce further stated, “Jim Caruso brings a valuable breadth of experience to us. Because he is familiar with the Company and has substantial experience with financial systems supporting higher volume medical devices manufacturing operations, he can help us transition from a capital equipment-centric business by enhancing our system to support higher volume catheter production.”

About EP MedSystems

EP MedSystems develops and markets cardiac electrophysiology (“EP”) products used in visualizing, diagnosing and treating certain cardiac rhythm disorders. The Company’s EP product line includes the EP-WorkMate® Electrophysiology Workstation, the MapMate™ Navigation Interface, the NurseMate™ Remote Review Charting Station, the EP-4™ Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, and the ViewMate® intracardiac ultrasound catheter imaging system. For more information, visit our website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, or similar expressions. Such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems’ history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; possible costs, fines or penalties that may be incurred in connection with government inquiries and investigations and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company’s Annual Report filed on Form 10-K and quarterly reports filed on Form 10-Q.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems’ reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems’ business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this press release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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